EXHIBIT 10.27

PLEASE READ VERY CAREFULLY THESE TERMS AND CONDITIONS AND THE PROGRAM FREQUENTLY ASKED QUESTIONS LOCATED ON THE PROGRAM WEBSITE AT https://upload.video.google.com/ (THE “FAQ”) BEFORE REGISTERING FOR THE GOOGLE VIDEO UPLOAD PROGRAM (THE “PROGRAM”). THE TERMS AND CONDITIONS OF THIS CONTENT HOSTING SERVICES AGREEMENT (THE “AGREEMENT”) GOVERN YOUR PROVISION OF CONTENT TO GOOGLE (INCLUDING, IF APPLICABLE, YOUR DOWNLOAD AND USE OF THE VIDEO UPLOADER SOFTWARE (THE “UPLOADER”)) FOR POSSIBLE INCLUSION IN THE PROGRAM. IF YOU DO NOT AGREE TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, YOU HAVE NO RIGHT TO PARTICIPATE IN THE PROGRAM OR TO DOWNLOAD OR USE THE UPLOADER. THIS AGREEMENT BETWEEN YOU (AS DEFINED BELOW) AND GOOGLE INC. AND ITS AFFILIATES (“GOOGLE” OR “WE” OR “US”) IS SUBJECT TO CHANGE BY GOOGLE AT ANY TIME IN ITS SOLE AND ABSOLUTE DISCRETION. BY CLICKING ON THE “I ACCEPT” BUTTON BELOW OR BY SIGNING THIS AGREEMENT YOU (I) ACCEPT THIS AGREEMENT EITHER FOR YOURSELF OR ON BEHALF OF YOUR EMPLOYER OR ANOTHER ENTITY, (II) AGREE TO BE BOUND BY THESE TERMS AND CONDITIONS AND (III) HAVE ENTERED INTO A BINDING AGREEMENT BETWEEN YOU AND GOOGLE INC. IF YOU ARE ENTERING INTO THIS AGREEMENT ON BEHALF OF YOUR EMPLOYER OR ANOTHER ENTITY, YOU REPRESENT AND WARRANT THAT YOU HAVE FULL LEGAL AUTHORITY TO BIND YOUR EMPLOYER OR SUCH ENTITY TO THESE TERMS AND CONDITIONS.
Introduction. By entering into this Agreement, You are requesting to participate in the Program where Google provides hosting services at the direction of content providers who seek to make their content available to end users, subject to the terms of this Agreement. “You” means you or, if you are entering into this Agreement on behalf of your employer or another entity, then “You” means that employer or entity and affiliates. We may revise the terms of this Agreement by providing the new terms and conditions for You to accept or reject when You next log in to the Program and by sending notice to You at your email address of record. You must accept or reject the new terms and conditions within five (5) days from the date the notice was sent to You, by logging into the Program at https://upload.video.google.com/ or as otherwise designated in writing by Google, and accepting or rejecting the new terms. If You do not accept or reject the new terms within the five (5) day period, You will be deemed to have accepted and be bound by the new terms. If You do not wish to be bound by the new terms, you must terminate this Agreement but You will no longer be able to participate in the Program.
1. Program Participation. Participation in the Program is subject to Google’s prior approval and Your continued compliance with the terms of this Agreement. We reserve the right to refuse participation to any applicant or participant at any time in our sole and absolute discretion, and to withdraw content, suspend, restrict and/or terminate the services provided under this Agreement and Your participation in the Program, immediately without notice to You and without liability to Google, for any reason, including repeat violations of our copyright policy or other Program policies. You must register for the Program and create an account in order to participate in the Program. To register and create an account, go to https://upload.video.google.com/. Multiple accounts held by the same individual or entity are subject to immediate termination unless expressly authorized in writing by Google (including by electronic mail). You are solely responsible for keeping your email address and other contact information updated.
2. Your Content. After entering into this Agreement, You may designate content for hosting and display to end users (i) by uploading such content directly to Us, by sending copies of Your content to Google at the address located at www.google.com/corporate/address.html, Attention: Google Video Upload Program, in a format designated by Google, or to such other address as designated by Google, and/or by otherwise making such content available to Us; and (ii) by providing additional information about Your content in the form provided online when You upload Your content and/or by submitting a completed metadata form as provided by Google to You (each, a “Metadata Form”) to Google at video-partner@google.com. All content so designated by You and contained within or provided by You in association with such content, including but not limited to all images, closed captioning, metadata and music, is referred to collectively as “Authorized Content.” Google shall have no obligation whatsoever to return any materials delivered to it for uploading under this Agreement.
3. Use of Content. By entering into this Agreement and uploading, sending or otherwise making available Your Authorized Content to Google, you are directing and authorizing Google to, and granting Google a royalty-free, non-exclusive right and license to, host, cache, route, transmit, store, copy, modify, distribute, perform, display, reformat, excerpt, facilitate the sale or rental of copies of, analyze, and create algorithms based on the Authorized Content in order to (i) host the Authorized Content on Google’s servers, (ii) index the Authorized Content; (iii) display, perform and distribute the Authorized Content, in whole or in part, in the territory(ies) designated in the Metadata Form, in connection with Google products and services now existing or hereafter developed including without limitation for syndication on third party sites; and in connection with each of the uses, if any, of the Authorized Content authorized in the video information page (the “Video Information Page”) which will be made available to You no sooner than at the time Google enables any of the features designated on the Video Information Page. This license gives Google the right to display Your Authorized Content via streaming and/or downloading technologies, and to display limited excerpts of Your Authorized Content for no fee to the end user. Google may in its sole discretion display a link or links to the website You designate (subject to Google’s approval) in the Metadata Form in connection with any display of Your Authorized Content, and to display links to third party commercial retailer web sites where purchases of the Authorized Content may be available, to the extent such third party commercial retailer web site serves as a distributor of the Authorized Content. You expressly agree that any and all links provided by You shall function properly and effectively to allow end users to transfer immediately to the intended and indicated site(s), and that You are solely responsible for maintaining and updating as necessary any such links. Failure to do so may result in immediate termination without notice to You. Unless You specify otherwise in the Video Information Page, Google reserves the right to display advertisements in connection with any display of Your Authorized Content. Notwithstanding the foregoing, Google is not required to host, index, or display any Authorized Content uploaded or otherwise provided to Google, and may remove or refuse to host, index or display any Authorized Content. Google is not responsible for any loss, theft, intellectual property infringement or damage of any kind to the Authorized Content.
4. Promotional License, Brand Features, Publicity. You hereby grant Google a non-exclusive, world-wide, royalty-free license to use Your name and logo (“Brand Features”), in connection with Your Authorized Content, and to use limited excerpts from Your Authorized Content for advertising or promotional purposes, including without limitation the right to publicly display, perform, reproduce and distribute such excerpts and Brand Features on the Internet in presentations, marketing materials, customer lists, financial reports and Web site listings of customers. If this Agreement is terminated, Google may continue to use such excerpts and Brand Features in printed (versus “online”) materials that are in existence as of the date of termination until such materials are depleted or are redesigned, whichever comes first.
5. Uploader. You may use the Uploader for the sole purpose of providing Your Authorized Content to Google. You must immediately notify Us of any known unauthorized use of the Uploader. You may not use the Uploader for any other reason, including but not limited to (i) selling or otherwise redistributing any aspect of the Uploader, (ii) modifying, adapting, translating, or reverse engineering any portion of the Uploader; (iii) attempting to break security, access, tamper with or use any unauthorized areas of the Uploader; (iv) removing any copyright, trademark or other proprietary rights notices contained in or on the Uploader; (v) attempting to collect or maintain any information about other users of the Uploader or other third parties for unauthorized purposes; (vi) transmitting any viruses, worms, defects, Trojan horses or other malicious code or items of a destructive nature; or (vii) using the Uploader for any unlawful, harassing, abusive, criminal or fraudulent purpose.
6. Proprietary Rights. Nothing contained in this Agreement conveys any ownership right to Us in any of the Authorized Content, or other materials provided by You. You acknowledge that as between You and Google, Google owns all right, title and interest in and to the Program, Google products and services, and the Uploader and portions thereof, including without limitation all intellectual property rights.
7. Confidentiality. You agree not to disclose Google Confidential Information without Our prior written consent. “Google Confidential Information” includes without limitation: (i) all Google software, technology, programming, technical specifications, materials, guidelines and documentation relating to this Program; (ii) any click-through rates, financial information (including pricing), business information, including operations, planning, marketing interests, products, and any other reporting information (including revenues, if any, paid to You by Google) provided by Google; and (iii) any other information designated in writing by Google as “Confidential” or an equivalent designation or that would otherwise be reasonably considered confidential or proprietary under the circumstances. It does not include information that has become publicly known through no breach by You, or information that has been (a) independently developed without access to Google Confidential Information, as evidenced in writing; (b) rightfully received by You from a third party without a breach of confidentiality by such third party; or (c) required to be disclosed by law or by a governmental authority.
8. Payment. You may designate a purchase and/or rental price in the Metadata Form that end users must pay in order to download Your Authorized Content. If you do not designate a price for Your Authorized Content, the price will automatically be set at zero. Except as otherwise set forth herein, In the event of any download of Your Authorized Content, by end users, We will pay to You seventy percent (70%) of the gross revenues, if any, recognized by Google and attributable to such video playback of Your Authorized Content based upon the price you designate. If We incur extraordinary costs and expenses in hosting, indexing and displaying Your Authorized Content relative to its designated price, then We may retain a greater percentage of the revenues in order to defray these costs. If You have not designated a price for Your Authorized Content and We incur extraordinary costs and expenses in hosting, indexing and displaying Your Authorized Content, we may charge a fee to end users in order to defray these costs. Provided You have registered for the Program and have provided all necessary information to Google in order for Us to make payments to You, Payments to You shall be sent by Google within approximately thirty (30) days after the end of any calendar quarter, at a minimum; provided that (i) Your earned balance is $100 or more and (ii) this Agreement has been in effect for at least sixty (60) days in that quarter. If Your earned balance is less than $100 but greater than $1, Google will pay Your earned balance within approximately thirty (30) days following the end of the calendar year or the end of the calendar quarter in which You earn a balance of over $100, whichever comes first. In the event that this Agreement is terminated, Google shall pay Your earned balance to You within approximately ninety (90) days after the end of the calendar month in which Google recognizes that the Agreement has been terminated, but in no event shall Google make payments for any earned balance less than $10. All references herein to dollars shall be to United States dollars. Google reserves the right to retain all other revenues derived from Google services. The number of purchases and/or rentals of Your Authorized Content, as reported by Google, shall be the number used in calculating payments hereunder, if any. The number of purchases and/or recorded by Google shall be the conclusive and definitive amount for the purpose of calculation of any payments due and owing to You. You agree to pay all applicable taxes or charges imposed by any government entity in connection with Your rights and obligations under this Agreement. You further agree to indemnify Google for any taxes, interest, penalties, etc. imposed on it by any taxing authority in the event that You fail to make any payment for which you are responsible, as provided herein. Nothwithstanding the foregoing, Google shall not be liable for any payment (i) based on any purchase or rental of or access to Your Authorized Content through any fraudulent or invalid means, including but not limited to the fraudulent use of credit cards of other means of payment, (ii) based on purchases or rentals of Your Authorized Content that are refunded or (iii) as a result of any claim that, if true, would constitute a breach of Section 10 of this Agreement, or (iv) as a result of any other breach of this Agreement by You. Google reserves the right to withhold payment or charge back Your account due to any of the foregoing, or if necessary to enforce its rights under Section 11. You agree to cooperate with Google in its investigation of any of the foregoing. To ensure proper payment, You are solely responsible for providing and maintaining accurate contact and payment information associated with Your account. For U.S. taxpayers, this information includes without limitation a valid U.S. tax identification number and a fully-completed Form W-9. All payments under this Agreement will reflect the payment of any taxes imposed by governmental entities of whatever kind and imposed with respect to transactions in connection with this

Agreement. Any bank fees related to returned or cancelled checks due to a contact or payment information error or omission may be deducted from the newly issued payment. You shall not, and shall not authorize or encourage any third party to directly or indirectly purchase, rent or otherwise obtain access to Your Authorized Content through any automated, deceptive, fraudulent or other invalid means, including but not limited to through repeated manual clicks, the use of robots or other automated query tools and/or computer generated search requests, and/or the fraudulent use of other search engine optimization services and/or software or credit cards. Google reserves the right to investigate, at its own discretion, any activity that may violate this Agreement.
9. Disclaimer and Limitation of Liability. THE PROGRAM, GOOGLE PRODUCTS AND SERVICES, ANY COPY PROTECTION, SECURITY FEATURES AND THE UPLOADER ARE PROVIDED “AS IS” WITH NO WARRANTIES WHATSOEVER. GOOGLE AND ITS LICENSORS AND THIRD-PARTY SERVICE PROVIDERS (INCLUDING BUT NOT LIMITED TO TELECOMMUNICATIONS, SERVER AND HOSTING SERVICES, POWER SUPPLIERS, AND OTHER SERVICE PROVIDERS (COLLECTIVELY, “SERVICE PROVIDERS”) EXPRESSLY DISCLAIM ANY WARRANTIES REGARDING THE SECURITY, RELIABILITY, AND PERFORMANCE OF THE PROGRAM, ANY TECHNOLOGY USED IN CONNECTION THEREWITH, THE AUTHORIZED CONTENT, TERRITORY RESTRICTION FEATURES AND TECHNOLOGY AND THE UPLOADER, THE WARRANTIES OR CONDITIONS OF NONINFRINGEMENT, MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE AND WARRANTIES AS TO THE PERFORMANCE OF COMPUTERS OR NETWORKS. GOOGLE, ITS LICENSORS AND SERVICE PROVIDERS MAKE NO WARRANTY THAT ANY GOOGLE PRODUCTS OR SERVICES WILL BE UNINTERRUPTED, TIMELY OR ERROR-FREE OR THAT THE RESULTS OR INFORMATION OBTAINED FROM USE OF GOOGLE PRODUCTS OR SERVICES WILL BE ACCURATE OR RELIABLE. EXCEPT FOR ANY PAYMENT OBLIGATIONS SET FORTH IN SECTION 8, IN NO EVENT SHALL GOOGLE, ITS LICENSORS AND SERVICE PROVIDERS BE LIABLE UNDER THIS AGREEMENT FOR ANY DIRECT, CONSEQUENTIAL, SPECIAL, INDIRECT, EXEMPLARY OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, TORT OR ANY OTHER LEGAL THEORY, EVEN IF WE OR THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.
YOU UNDERSTAND AND AGREE THAT YOU USE THE PROGRAM AND THE UPLOADER AT YOUR OWN DISCRETION AND RISK AND THAT YOU WILL BE SOLELY RESPONSIBLE FOR YOUR AUTHORIZED CONTENT, AND FOR ANY DAMAGES TO YOUR COMPUTER SYSTEM OR LOSS OF DATA THAT RESULTS FROM THE DOWNLOAD OR USE OF THE UPLOADER.
10. You Must Have the Right to Use All of the Images, Music and Data of Any Sort in Your Authorized Content, and You Must Have the Right to Grant the Licenses in this Agreement. By entering into this Agreement and uploading or otherwise providing Your Authorized Content to Google, You represent and warrant to Google the following: (a) You are at least 18 years of age if You are a natural person; (b) all of the information provided by You to Google to enroll and participate in the Program is correct and current (including without limitation information You provide in the Metadata Form); (c) the Authorized content is not, in whole or in part, pornographic or obscene; (d) You hold and will continue to hold necessary rights, including but not limited to all copyrights, trademark rights and rights of publicity in and to Your Authorized Content and Your Brand Features to enter into this Agreement and to grant the rights granted herein; (e) You have the legal right and authority to enter into this Agreement, to perform the acts required of You under the Agreement, and to grant the rights and licenses described in this Agreement. You further represent and warrant that (i) the Authorized Content and the rights and licenses granted to Google under this Agreement and Google’s authorized use of Your Authorized Content (including the public display, public performance, distribution and reproduction of Your Authorized Content): (i) do not and will not violate any applicable law, statute, ordinance or regulation and (ii) do not breach and will not breach any duty towards or rights of any person or entity including, without limitation, rights of intellectual property, publicity or privacy, or rights or duties under consumer protection, product liability, tort or contract theories and (ii) that the web site (including products and services therein) You designate in the Metadata Form to which Google may display a link in connection with the display of the Authorized Content does not and will not violate or encourage violation of any applicable law, statute, ordinance or regulation.
11. Your Obligation to Indemnify. You agree to indemnify, defend and hold Google and its respective directors, officers, employees, and applicable third parties (e.g. relevant advertisers, syndication partners, licensors, licensees, consultants and contractors) (collectively “Indemnified Person(s)”) harmless from and against any and all third party claims, liability, loss and expense (including reasonable legal fees, damage awards, and settlement amounts) brought against any Indemnified Person(s) arising out of, or related to or which may arise from Your Authorized Content, Your Brand Features, Google’s authorized use of any of the foregoing, Your use of the Program and the Uploader, and/or Your breach of this Agreement. The Indemnified Persons may in their sole direction control the defense, at Your expense of any claim indemnified herein. In the event that the Indemnified Parties determine not to control the defense of any claim hereunder, any Indemnified Person may join in defense with counsel of its choice at is own expense. You will not settle or resolve any such claim in a manner that imposes any liability or obligation on Google or affects Google’s rights in connection therewith without the advance written approval of Google, which will not be unreasonably withheld or delayed.
12. Termination; Withdrawal of Content. Either party may terminate this Agreement immediately upon written notice to the other party if the other party files a petition for bankruptcy, becomes insolvent, or makes an assignment for the benefit of its creditors, or a receiver is appointed for the other party or its business. You may terminate this Agreement for convenience upon thirty (30) days prior written notice. You may withdraw Your Authorized Content from public display in the Program by providing Google with a written request as set forth in the FAQ. Google will use commercially reasonable efforts to remove Your Authorized Content from public display within ten (10) days from receipt of notice of termination or withdrawal. Google may at any time in its sole discretion and without liability to Google terminate the Program or any product, service or feature offered in the Program, terminate this Agreement or withdraw any Authorized Content in the Program.

13. Privacy and Information Rights. You agree that We may use information that You provide to Us when You register for the Program in accordance with the privacy policy located at http://www.google.com/privacy.html. In addition, You agree that Google may transfer and disclose this information, including personally identifiable information, to third parties for the purpose of approving and enabling your participation in the Program, including to third parties that reside in jurisdictions with less restrictive data laws than Your own. Google may provide any of the above information in response to valid legal processes, such as subpoenas, search warrants and court orders, or to establish or exercise its legal rights or defend against legal claims. Google disclaims all responsibility, and will not be liable to You, however, for any disclosure of that information by any such third party.
14. General.
      a. Notices. Unless provided for to the contrary in this Agreement, any and all notices or other communications or deliveries required or permitted to be made under this Agreement shall be sent (a) if to You at the electronic mail address You provide in registering for the Program and (b) if to Google to such address as provided at www.google.com/corporate/address.html or as otherwise provided in writing for such notice purposes. A second copy of every notice to Google shall be sent to the same address, “Attn: Legal Dept.” Notice shall be deemed received (i) upon receipt when delivered personally, (ii) upon written verification of receipt from overnight courier, (iii) upon verification of receipt of registered or certified mail (iv) upon verification of receipt via facsimile, provided that such notice is also sent simultaneously via first class mail, or (v) by electronic mail when sent by Google only. Contact information shall be updated as necessary to ensure that each party has current information regarding all such contacts.
      b. Miscellaneous. You may not resell, assign or transfer any of Your rights hereunder. Any such attempt shall be null and void. The relationship between Google and You is not one of a legal partnership relationship, but is one of independent contractors. The words “You” or “Your” shall also mean heirs, executors, administrators, successors, legal representatives and permitted assigns. This Agreement does not affect any right that either party would have had, or shall have, independent of the Agreement including rights relating to Authorized Content under applicable law, including but not limited to copyright law. Neither party shall be liable for failing or delaying performance of its obligations resulting from any condition beyond its reasonable control, including but not limited to, governmental action, acts of terrorism, earthquake, fire, flood or other acts of God, labor conditions, power failures and Internet or other network disturbances. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and remain enforceable between the parties. The failure of either party to act in the event of a breach of this Agreement by the other shall not be deemed a waiver of such breach or a waiver of future breaches. The section titles used in this Agreement are purely for convenience and carry with them no legal or contractual effect. Except as to any prior version of this Content Hosting Service Agreement between you and Google that sets forth the license to and use by Google of your Authorized Content, (i) nothing in this Agreement is intended to be, or will be construed as, altering, revising, modifying or otherwise amending any other content hosting services agreement; and (ii) in the event of a conflict between this Agreement and any other content hosting service agreement that You enter into with Google with respect to Your Authorized Content, the terms of that other content hosting services agreement shall govern. Except as otherwise set forth herein, this Agreement sets forth the entire understanding and agreement between the parties with respect to the subject matter hereof. This Agreement shall be construed as if jointly drafted by the parties. This Agreement shall be governed by the laws of the State of California, without regard to its principles of conflicts of law. Any litigation hereunder shall be brought in any state or federal court of competent jurisdiction in Santa Clara County, California; the parties agree that venue shall be proper in, and consent to the personal jurisdiction of, such courts. The parties specifically exclude from application to the Agreement the United Nations Convention on Contracts for the International Sale of Goods and the Uniform Computer Information Transactions Act. The provisions of Sections 4, 5, 6, 7, 8, 9, 11, 13 and 14 shall survive any expiration or termination of this Agreement.
NGTV

BY:	/s/ JAY VIR

NAME:	JAY VIR

TITLE:	PRESIDENT

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